SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K / A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 6, 2001

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3204 Tower Oaks Blvd., Suite 350
Rockville , MD 20852
(Address of principal executive offices) (Zip Code)

(301) 230-9125
(Registrant’s telephone number)

Item 1. Changes in Control of Registrant

On June 6, 2001, CraftClick.Com, Inc. a Delaware corporation (“CraftClick”), and Mobilepro Corp., a Delaware corporation (“Mobilepro”), entered into an Agreement and Plan of Merger dated as of June 1, 2001 (“Merger Agreement”). Under the Merger Agreement, Mobilepro merged with and into CraftClick, with CraftClick being the surviving corporation and the certificate of incorporation and bylaws of CraftClick being the constituent documents of the surviving corporation (“Merger”).

In connection with the Merger, Mr. Scott R. Smith was appointed as a director of CraftClick by the existing board of directors. After the appointment, Mr. Mitchell Geisler and Ms. Cindy Roach, two of the then current directors of CraftClick, Inc. resigned. Mr. Smith was appointed the President and Chief Executive Officer and Chairman and Mr. Howard Geisler was appointed the secretary of CraftClick.

In connection with the Merger, CraftClick issued to Ms. Joann M. Smith an aggregate of 8,227,663 shares of common stock representing approximately 55% of the 14,907,196 issued and outstanding shares of common stock of CraftClick immediately after the Merger. Ms. Smith is the wife of Mr. Scott R. Smith, the President, Chief Executive Officer and Chairman of CraftClick after the Merger. Ms. Smith will be the single largest stockholder of CraftClick after the Merger.

To obtain the support for the Merger and the Merger Agreement from the largest stockholder of CraftClick prior to the Merger, CraftClick entered into an investor rights agreement (“Investor Rights Agreement”) with Dungavel, Inc. simultaneously with the Merger Agreement. The Investor Rights Agreement provides a number of rights to Dungavel, including:

The right to have a person of its selection as a director of the company, who currently is Mr. Howard Geisler, and a limit of three persons as the size of the board of directors;

Limitations on the issuances of securities of the company representing more than 2.5% of the outstanding common stock in any transaction in a three month period at less than the greater of the market price or $1.00 per share for cash or for no cash consideration;

Limitations on the creation of any class of securities that has the right to elect any directors, to receive any dividends or to have the securities registered for public resale, unless approved by Dungavel;

Limitations on the ability of the company to merge, combine or consolidate with another entity, repurchase any common stock of the company, recapitalize the common stock to reduce the number of shares outstanding, or declare a stock split or stock dividend without the consent of Dungavel; or if no consent is given by Dungavel and the company proceeds with the transaction, then the company must issue 3,000,000 post-transaction shares of common stock (or their equivalent) to Dungavel; and the right to request information about the company in addition to publicly disclosed information.

Although the above rights are granted to Dungavel and may be exercised within its sole discretion, Dungavel believes that these above rights will benefit all stockholders. The above rights last for five years after the Merger or, in some instances, only so long as Dungavel owns at least 2.5% of the issued and outstanding common stock or the right to acquire 2.5% of the issued and outstanding common stock.

In addition, the Investor Rights Agreement provides for registration rights for common stock owned by Dungavel, and the right of first refusal and tag along rights in the event Mr. Smith or his wife sell any of their shares of common stock in a private transaction. Mr. and Ms. Smith have agreed that they will also vote any shares of common stock, over which they have voting control, in favor of the person Dungavel selects as its director nominee.

The Merger Agreement also required Mr. and Ms. Smith to agree not to sell any of the common stock of CraftClick received in the Merger for a period of three years. Mr. Smith, however, would be permitted to sell up to 250,000 shares of common stock pursuant to Rule 144 or any other available exemption from the federal securities laws. Mr. Smith was issued 250,000 shares under the 2001 Performance Equity Plan in relation to his employment with CraftClick, which shares have been registered on Form S-8.

Item 2. Acquisition or Disposition of Assets

On June 15, 2001, CraftClick and Mobilepro consummated the Merger of the two companies. Mobilepro merged with and into CraftClick, and CraftClick is the surviving corporation. The consideration paid by CraftClick to the holders of Mobilepro common stock upon the consummation of the Merger consisted of 8,750,000 shares of CraftClick common stock. Each of Mobilepro’s stockholders who received shares of CraftClick common stock in the Merger agreed not to sell any of such shares for a period of one year from the date of acquisition. The merger consideration was determined by arm’s length negotiations between CraftClick and Mobilepro.

In connection with the Merger, an additional 2,600,000 shares of common stock were issued as payment for services in connection with the Merger to specified persons and in connection with the employment of Mr. Smith. All of the shares were issued under the 2001 Performance Equity Plan of CraftClick and were registered on Form S-8 as filed with the Securities and Exchange Commission.

Mobilepro is an early stage company focused on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals in business, commercial and mobile professional sectors.

This is accomplished by integrating a wireless handheld platform generally referred to as a Corporate Digital Assistant, sometimes referred to as CDA, with enterprise and Internet based business applications.

Mobilepro offers strategic mobile information consulting, client application development, integrated wireless based Internet services and devices. The marketing strategy is to offer a complete mobile information solution to the business market through strategic partnerships, alliances and joint ventures with established firms already delivering information technology consulting, wireless service and vertical market application products and services.

Mobilepro is positioned as a business solution provider with expertise in developing complete mobile information solutions that extend Web based and enterprise applications out to the mobile professional workforce. The open system wireless data CDA platform provides the communication interface for the end user that is intuitive in its hardware and software design. Products and services that comprise the Mobilepro solution strategy are designed to provide a simple, easy to implement, easy to use means by which mobile professionals in virtually any vertical market can access critical business applications ranging from full e-mail with attachment support to customer relationship management to customer service applications and beyond.

The common stock of CraftClick is traded on the OTC: Bulletin Board under the symbol CFCT.

Item 7. Financial Statements and Exhibits.

(a)	Financials.

     Independent Auditors Report by Mantyla McReynolds, Salt Lake City, Utah, dated July 20, 2001 of Mobilepro Corp. for the period from inception [July 14, 2000] through March 31, 2001 (filed as an Exhibit)

     Pro Forma Condensed Consolidated Financial Statements for Craftclick.com, Inc., dated March 31, 2001 (filed as an Exhibit)

(c)	Exhibits.

Exhibit No

10.1	Agreement and Plan of Merger dated as of June 1, 2001 (without exhibits and schedules) (incorporated by reference to the Company’s Form 8-K Current Report as filed with the Securities and Exchange Commission on June 20, 2001 (File No. 002-97869-D)).

10.2	Investor Rights Agreement dated as of June 1, 2001, among Dungavel Inc., CraftClick, Scott R. Smith and Joann M. Smith (incorporated by reference to the Company’s Form 8-K Current Report as filed with the Securities and Exchange Commission on June 20, 2001 (File No. 002-97869-D)).

10.3	Employment Agreement dated as of June 1, 2001 between CraftClick and Scott R. Smith (incorporated by reference to the Company’s Form 8-K Current Report as filed with the Securities and Exchange Commission on June 20, 2001 (File No. 002-97869-D)).

99.1	Independent Auditors Report by Mantyla McReynolds, Salt Lake City, Utah, dated July 20, 2001 of Mobilepro Corp. for the period from inception [July 14, 2000] through March 31, 2001 (incorporated by reference to the Company’s Form 8-K/A Current Report as filed with the Securities and Exchange Commission on August 8, 2001 (File No. 002-97869-D)).

99.2	Pro Forma Condensed Consolidated Financial Statements for Craftclick.com, Inc., dated March 31, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 3, 2002		MOBILEPRO CORP.

	By:	- s - ARNE DUNHEM Arne Dunhem President and Chief Executive Officer